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                             TARGETS TRUST [XXVIII]

                                    - TARGETS

             Targeted Growth Enhanced Terms Securities (TARGETS(R))
                     With Respect to the Common Stock of [ ]

                                   Due on -, -

                       guaranteed to the extent explained

                       in the Prospectus dated -, 2006 by

                             CITIGROUP FUNDING INC.
                                       and

                                 CITIGROUP INC.

                             UNDERWRITING AGREEMENT

                                                                         -, 2006

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         TARGETS Trust [XXVIII] (the "Trust"), a statutory trust organized under the Statutory Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C. Section 3801 et seq.), proposes, upon the terms and conditions set forth herein, to issue and sell - of its Targeted Growth Enhanced Terms Securities (TARGETS(R)) (the "TARGETS") to you, as underwriter (the "Underwriter"). The TARGETS are to be issued pursuant to the terms of a declaration of trust, dated as of March 8, 2006 and to be amended and restated as of -, 2006 (the "Declaration"), among Citigroup Funding Inc., a Delaware corporation, as successor sponsor (the "Company"), Citigroup Inc., a Delaware corporation, as guarantor (the "Guarantor" and, together with the Company and the Trust, the "Offerors"), the trustees named therein (the "TARGETS Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Declaration is qualified as an indenture under the Trust Indenture Act.

         Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any
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Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 18 hereof.

         The TARGETS represent undivided beneficial ownership interests in the assets of the Trust. The assets of the Trust will consist solely of (i) a forward contract with respect to the Common Stock of [ ], purchased by the Trust from the Company (the "Forward Contract") and (ii) a portfolio of stripped U.S. treasury securities (the "Treasury Securities"). The Company, the Guarantor and JPMorgan Chase Bank, N.A., a national banking association, as trustee (the "Guarantee Trustee"), are to enter into the TARGETS Guarantee Agreement dated as of -, 2006 (the "Guarantee") with respect to the TARGETS. The Guarantee, when taken together with the Forward Contract and the Company's obligation to pay all fees and expenses of the Trust, constitutes a full and unconditional guarantee by the Company and the Guarantor of all payments to be made to the holders of the TARGETS. The TARGETS, the Guarantee and the Forward Contract are hereinafter collectively referred to as the "Securities."

                  1. Representations and Warranties. The Offerors represent and warrant to, and agree with, you, as Underwriter, as set forth below in this
Section 1.

                  (a) The Offerors meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an automatic shelf registration statement as defined in Rule 405 (File Nos. 333- ***, 333- *** and 333- ***), including a related base prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Offerors may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectuses relating to the Securities, each of which has previously been furnished to you. The Offerors will file with the Commission a final prospectus relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company, the Guarantor or the Trust has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.


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                  (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and on the Closing Date, the Declaration did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Offerors make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of each of the Institutional Trustee, the Guarantee Trustee and the Delaware Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Offerors by or on behalf of you, as Underwriter, specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of you, as Underwriter, consists of the information described as such in Section 8 hereof.

                  (c) As of the Execution Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by you, as Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of you, as Underwriter consists of the information described as such in Section 8 hereof.

                  (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Offerors or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer


                                       3

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         relating to the Securities in reliance on the exemption in Rule 163 and
         (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Guarantor was or is (as the case may be) a "well-known seasoned issuer" as defined in Rule 405. The Guarantor agrees to pay or cause to be paid the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

                  (e) (i) At the earliest time after the filing of the Registration Statement that the Offerors or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), none of the Company, the Guarantor or the Trust was or is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company, the Guarantor or the Trust be considered an Ineligible Issuer.

                  (f) The Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing two sentences do not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by you, as Underwriter, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of you, as Underwriter, consists of the information described as such in Section 8 hereof.

                  Any certificate signed by any officer of the Company or the Guarantor or by any trustee of the Trust and delivered to you, as Underwriter, or counsel for the Underwriters in connection with the offering of the TARGETS shall be deemed a representation and warranty by the Company, the Guarantor or the Trust, as the case may be, as to matters covered thereby, to you, as Underwriter.

                  2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to sell to you, as Underwriter, and you, as Underwriter, agree to purchase from the Trust, at a purchase price of $10 per TARGETS, plus accrued distributions, if any, on the TARGETS from -, 2006, - TARGETS.

                  (b) The Company agrees that, in view of the fact that the proceeds of the sale of the TARGETS will be invested in the Forward Contract, it shall pay to you, as Underwriter, as compensation ("Underwriter Compensation") for your


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         arranging the investment of the proceeds therein, on the Closing Date
         (as hereinafter defined), $- per TARGETS.

                  3. Delivery and Payment. Delivery of and payment for the TARGETS shall be made at 10:00 AM, New York City time, on -, 2006, or at such time on such later date not more than three Business Days after the foregoing date as you shall designate (such date and time of delivery of and payment for the TARGETS being herein called the "Closing Date"). Delivery of the TARGETS shall be made to you against payment by you of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the TARGETS shall be made through the facilities of The Depository Trust Company unless you shall otherwise instruct.

                  4. Offering by Underwriters. It is understood that you propose to offer the TARGETS for sale to the public as set forth in the Final Prospectus.

                  5. Agreements of the Offerors. The Offerors jointly and severally agree with you, as Underwriter, as follows:

                  (a) Prior to the termination of the offering of the Securities, the Offerors will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Base Prospectus unless the Offerors have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Offerors will cause the Final Prospectus, properly completed, and any supplement thereto, to be filed in a form approved by you with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Offerors will promptly advise you (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the TARGETS, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information,
         (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company, the Guarantor or the Trust of any notification with respect to the suspension of the qualification of the TARGETS for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company and the Guarantor will use their best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such


                                       5

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         issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their best efforts to have such amendment or new registration statement declared effective as soon as practicable.

                  (b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Offerors promptly will (1) notify you so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to you in such quantities as you may reasonably request.

                  (c) If, at any time when a prospectus relating to the TARGETS is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Final Prospectus, the Offerors promptly will (i) notify you of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use their best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

                  (d) As soon as practicable, but in any event not later than 16 months after the Closing Date, the Guarantor will make generally available to the holders of the TARGETS and to you an earnings statement or statements of the Company and the Guarantor covering a period of at least 12 months beginning after the Closing Date and otherwise satisfying Section 11(a) of the Act.

                  (e) Upon request, the Offerors will furnish to you and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an


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         Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule
         172), as many copies of each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as you may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering that are required to be prepared, furnished or delivered by it.

                  (f) The Company and the Guarantor will arrange, if necessary, for the qualification of the TARGETS for sale under the laws of such jurisdictions as you reasonably may designate, will maintain such qualifications in effect so long as required for the distribution of the TARGETS and will pay any fee of the NASD, Inc., in connection with its review of the offering; provided that in no event shall the Company, the Guarantor or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the TARGETS, in any jurisdiction where it is not now so subject.

                  (g) (i) The Offerors agree that, unless they have obtained or will obtain, as the case may be, the prior written consent of the Underwriter, and (ii) the Underwriter agrees with the Offerors that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Offerors, it has not made and will not make any offer relating to the TARGETS that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405) required to be filed by the Offerors with the Commission or retained by the Offerors under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectus included as a schedule to this Underwriting Agreement. Any such free writing prospectus consented to by the Underwriter or the Offerors is hereinafter referred to as a "Permitted Free Writing Prospectus." The Offerors agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

                  (h) None of the Company, the Guarantor or the Trust will, without your prior written consent, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, the Guarantor or the Trust or any of their respective affiliates or any person in privity with any of them or any of their respective affiliates) directly or


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         indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any TARGETS or any other securities, including any backup undertakings for such securities, of the Company or the Trust, in each case that are substantially similar to the TARGETS or any security convertible into or exchangeable for the TARGETS or such substantially similar securities of either the Trust or the Company, or publicly announce an intention to effect any such transaction, during the period beginning the date of the Underwriting Agreement and ending the Closing Date.

                  (i) Each of the Company, the Guarantor and the Trust will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act of 2002, and use its best efforts to cause its directors and officers (or, in the case of the Trust, trustees), in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act of 2002.

                  (j) The Offerors will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Trust to facilitate the sale or resale of the TARGETS; except that the Offerors make no agreement as to the activities of the Underwriter.

                  (k) The Company and the Guarantor, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of the Offerors' obligations hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Securities, all fees and expenses of the Offerors' counsel and accountants, and all costs and expenses incident to the preparing, printing, filing and distributing of all documents relating to the offering, and will reimburse you, as Underwriter, for any expenses (including fees and disbursements of counsel) incurred by you in connection with the matters referred to in Section 5(f) hereof and the preparation of memoranda relating thereto, for any filing fee of the NASD Inc. relating to the TARGETS, and for any fees charged by investment rating agencies for rating the TARGETS.

                  6. Conditions to the Underwriter's Obligations. The obligations of you, as Underwriter, to purchase the TARGETS shall be subject to the accuracy of the representations and warranties on the part of the Offerors contained herein as of the Execution Time and the Closing Date (as if made on the Closing Date), to the accuracy of the statements of the Offerors made in any certificates pursuant to the provisions hereof,


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to the performance by the Offerors of their obligations hereunder, and to the following additional conditions:

                  (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Offerors pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company and the Guarantor shall have requested and caused Michael S. Zuckert, Esq., counsel for the Company and the Guarantor, to have furnished to you, as Underwriter, an opinion, dated the Closing Date and addressed to you, substantially in the form attached hereto as Exhibit A.

                  (c) The Trust shall have requested and caused Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, to have furnished to you, as Underwriter, an opinion dated the Closing Date and addressed to you, as Underwriters, substantially in the form attached hereto as Exhibit B.

                  (d) The Company and the Guarantor shall have requested and caused Cleary Gottlieb Steen & Hamilton LLP, special tax counsel to the Company and the Guarantor, and counsel to the Offerors, to have furnished to you their opinion, dated the Closing Date and addressed to you, substantially in the form attached hereto as Exhibit C.

                  (e) The Guarantee Trustee shall have requested and caused Thacher Proffitt & Wood, counsel to the Guarantee Trustee, to have furnished to you his opinion, dated the Closing Date and addressed to you, substantially in the form attached hereto as Exhibit D.

                  (f) You shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to you, as Underwriters, with respect to the issuance and sale of the TARGETS, the Amended and Restated Declaration of Trust, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as you may reasonably require, and the Offerors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (g) (i) The Company and the Guarantor and (ii) the Trust shall have furnished to you a certificate, dated the Closing Date, signed by,
         (1) with respect to the Company, the Chairman, the President or a Vice President, and by the


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

         Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company, (2) with respect to the Guarantor, the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Controller or any Deputy Controller and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Guarantor, and (3) with respect to the Trust, any one of the Regular Trustees, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto, as well as each electronic roadshow used to offer the TARGETS, and this Agreement and that:

                           (i) the representations and warranties of each of the Company and the Guarantor or of the Trust, as the case may be, in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the Company and the Guarantor, or the Trust, as the case may be, have or has complied with all the agreements and satisfied all the conditions on their or its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company and the Guarantor, or of the Trust, as the case may be, threatened; and

                           (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

                  (h) The Guarantor shall have requested and caused KPMG LLP to have furnished to you, at the Closing Date, a customary "comfort letter" (which may refer to letters previously delivered to you), dated as of the Closing Date, that is satisfactory in content and form to you.

                  (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement


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

         thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this
         Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in your sole judgment, as Underwriter, after consultation with the Guarantor, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) and any Issuer Free Writing Prospectus.

                  (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of the TARGETS or any of the Company's or the Guarantor's senior or subordinated debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (k) Prior to the Closing Date, the Offerors shall have furnished to you such further information, certificates and documents as you may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to you and counsel for the Underwriters, this Agreement and all your obligations hereunder may be canceled at, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

         The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, New York 10006, on the Closing Date.

                  7. Reimbursement of Underwriter's Expenses. If the sale of the TARGETS provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company, the Guarantor or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of a default by you, as Underwriter, the Company and the Guarantor will reimburse you severally on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by you in connection with the proposed purchase and sale of the TARGETS.

                  8. Indemnification and Contribution.

                  (a) Each of the Company, the Guarantor and the Trust agrees to indemnify and hold harmless you, as Underwriter, your directors, officers, employees and agents and each person who controls you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Company, the Guarantor or the Trust will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to any of them by you or on your behalf specifically for inclusion therein. This indemnity agreement will be in addition to any liability which any of the Company, the Guarantor or the Trust may otherwise have.

                  (b) You, as Underwriter, agree to indemnify and hold harmless the Company, the Guarantor and the Trust, each of their respective directors, each of their respective officers or, in the case of the Trust, trustees, who signs the Registration Statement, and each person who controls the Company, the Guarantor or the Trust within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company, the Guarantor and the Trust to you, as Underwriter, but only with reference to written information relating to you furnished to the Company, the Guarantor or the Trust by or on behalf of you specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that you may otherwise have. The Offerors acknowledge that
         (i) the statements set forth in the sentence at the bottom of the cover page regarding delivery of the TARGETS and, under the heading "Underwriting", (ii) the list of Underwriters and their respective participation in the sale of the TARGETS, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of you for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) In the event that the indemnity provided in paragraph (a), (b) or
         (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Offerors and you severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Offerors and you may be subject in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and by you on the other from the offering of the TARGETS; provided, however, that in no case shall you be responsible for any amount in excess of the underwriting discount or commission applicable to the TARGETS purchased by you hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Offerors and you severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and of you on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Offerors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Trust, and benefits received by you shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Offerors on the one hand or you on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Offerors and you agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls you within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of you shall have the same rights to contribution as you, as Underwriter, and each person who controls the Company, the Guarantor or the Trust, as applicable, within the meaning of either the Act or the Exchange Act, each officer of the Company or the Guarantor, as applicable, and each trustee of the Trust who shall have signed the Registration Statement, and each director of the Company or the Guarantor, as applicable, shall have the same rights to contribution as the Company, the Guarantor or the Trust, as applicable, subject in each case to the applicable terms and conditions of this paragraph (d).

         9. Termination. This Agreement shall be subject to termination in your absolute discretion, by notice given to the Offerors prior to delivery of and payment for the TARGETS, if at any time prior to such time (i) trading in the Company's or the Guarantor's Common Stock shall have been suspended by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in your sole judgment, as Underwriter, after consultation with the Offerors, impractical or inadvisable to proceed with the offering or delivery of the TARGETS as contemplated by the Final Prospectus (exclusive of any supplement thereto).

         10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantor, the Trust or their respective officers (or, in the case of the Trust, trustees) and of you, as Underwriter, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you, as Underwriter, or the Company, the Guarantor and the Trust or any of the officers, directors, employees, agents or controlling persons (and, in the case of the Trust, trustees) referred to in
Section 8 hereof, and will survive delivery of and payment for the TARGETS. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention:
General Counsel; if sent to the Company, will be mailed, delivered or telefaxed to Citigroup Funding Inc., 388 Greenwich Street, 38th Floor, New York, New York 10013, Attention: Assistant Treasurer (fax no.: (212) 816-3619); if sent to the Guarantor, will be mailed, delivered or telefaxed to 425 Park Avenue, New York, New York 10043, Attention: General Counsel - Finance and Capital Markets (fax no.: (212) 793-4401); or, if sent to the Trust, will be mailed, delivered or telefaxed to c/o Citigroup Funding Inc., 388 Greenwich Street, 38th Floor, New York, New York 10013, Attention: Assistant Treasurer (fax no.: (212) 816-3619).

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons (and, in the case of the Trust, trustees) referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

         13. No Fiduciary Duty. The Offerors hereby acknowledge that (i) the purchase and sale of the TARGETS pursuant to this Agreement is an arm's-length commercial transaction between the Offerors, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (ii) the Underwriter is acting as principal and not as an agent or fiduciary of the Offerors and (iii) the Offerors' engagement of the Underwriter in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Offerors agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Offerors on related or other matters). The Offerors agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Offerors, in connection with such transaction or the process leading thereto.

         14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Offerors and the Underwriter with respect to the subject matter hereof.

         15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

         18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Base Prospectus" shall mean the form of prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Disclosure Package" shall mean (i) the Base Prospectus, as amended and supplemented to the Execution Time, (ii) the Preliminary Prospectus, if any, used most recently prior to the Execution Time,
         (iii) the Issuer Free Writing Prospectus attached as an exhibit to this Underwriting Agreement, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

                  "Effective Date" shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                   "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Final Prospectus" shall mean the prospectus relating to the TARGETS that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

                  "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405.

                  "Issuer Free Writing Prospectus" shall mean an issuer free writing prospectus, as defined in Rule 433.

                  "Preliminary Prospectus" shall mean any preliminary prospectus which describes the TARGETS and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus relating to the TARGETS that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

                  "Rule 158", "Rule 163", "Rule 164", "Rule 172", "Rule 405",
         "Rule 415", "Rule 424", "Rule 430B" and "Rule 433" refer to such rules under the Act.

                   "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Well-Known Seasoned Issuer" shall mean a well-known seasoned issuer, as defined in Rule 405.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Offerors and you, as Underwriter.


                                             Very truly yours,

                                             TARGETS TRUST [XXVIII]



                                             By:
                                                  --------------------------
                                                  Name:  Geoffrey S. Richards
                                                  Title: Regular Trustee



                                             CITIGROUP FUNDING INC.



                                             By:
                                                  --------------------------
                                                  Name:  Geoffrey S. Richards
                                                  Title: Vice President and
                                                         Assistant Treasurer

                                             CITIGROUP INC.



                                             By:
                                                  --------------------------
                                                  Name:  Charles E. Wainhouse
                                                  Title: Assistant Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:
    ---------------------------
    Name:  Richard T. Chang
    Title: Managing Director

                                                                       EXHIBIT A

              OPINION OF COUNSEL FOR THE COMPANY AND THE GUARANTOR



                                           Ex.A

                                                                       EXHIBIT B

                OPINION OF SPECIAL DELAWARE COUNSEL TO THE TRUST



                                           Ex.B

                                                                       EXHIBIT C

         OPINION OF SPECIAL TAX COUNSEL TO THE COMPANY AND THE GUARANTOR



                                           Ex.C

                                                                       EXHIBIT D

                   OPINION OF COUNSEL TO THE GUARANTEE TRUSTEE



                                           Ex.D